                                                              Exhibit  99.1(b)


                          MUNIYIELD PENNSYLVANIA FUND

                                  CERTIFICATE



     The undersigned hereby certifies that he is the Secretary of MuniYield Pennsylvania Fund, an unincorporated business trust organized and existing under the laws of the Commonwealth of Massachusetts (the "Trust"), that annexed hereto is the Certificate of Designation dated November 23, 1992, establishing the powers, qualifications, rights and preferences of the Auction Market Preferred Shares of the Trust, wh1ph Certificate has been adopted by the Board of Trustees of the Trust in a manner provided in the Trust's Declaration of Trust.


     Dated this 23rd day of November, 1992.




                              _____________________________
                              Mark B Goldfus
                              Secretary

                          MUNIYIELD PENNSYLVANIA FUND

               CERTIFICATE OF DESIGNATION DATED NOVEMBER 23, 1992
                  ESTABLISHING POWERS, QUALIFICATIONS, RIGHTS
                     AND PREFERENCES OF THE AUCTION MARKET
                          PREFERRED SHARES ("AMPS(R)")




     WHEREAS the Board of Trustees of MuniYield Pennsylvania Fund (the "Trust") is expressly empowered pursuant to Section 6.1 of the Trust's Declaration of Trust to authorize the issuance of preferred shares of the Trust in one or more series, with such preferences, powers, restrictions, limitations or qualifications as determined by the Board of Trustees and as set forth in the resolution or resolutions providing for the issuance of such preferred shares.

     AND WHEREAS the Board of Trustees has determined that it is in the best interests of the Trust to issue such preferred shares.

     NOW, THEREFORE, the Board of Trustees does hereby authorize the issuance of a series of 800 preferred shares, par value $0.10 per share, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared), designated Auction Market Preferred Shares.

     The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the preferred shares are as follows:






-----------------------------------
(R) Registered trademark of Merrill Lynch & Co., Inc.

                                  DESIGNATION

     A series of 800 shares of preferred shares, par value $.10 per share, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Shares". Each Auction Market Preferred Share (sometimes referred to herein as "AMPS") shall be issued on November 30, 1992; have an Initial Dividend Rate equal to 3.15% per annum; have Initial Dividend Payment Dates as set forth herein; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in this Certificate of Designation. The Auction Market Preferred Shares shall constitute a separate series of preferred shares of the Trust, and each Auction Market Preferred Share shall be identical.

     1.  Definitions.  (a)  Unless the context or use indicates another or
         -----------
different meaning or intent, in this Certificate of Designation the following terms have the following meanings, whether used in the singular or plural:

     "'AA' Composite Commercial Paper Rate," on any date of determination, means
(i) the Interest Equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's or the equivalent of such rating by another nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successors that are Commercial Paper

Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date. If one of the Commercial Paper Dealers does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by the Commercial Paper Dealer. If the number of Dividend Period Days shall be (i) 7 or more but fewer than 49 days, such rate shall be the Interest Equivalent of the 30-day rate on such commercial paper;
(ii) 49 or more but fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper; (iii) 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent on the 60-day and 90-day rates on such commercial paper;
(iv) 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper; (v) 99 or more days but fewer than 120 days, such rate shall be the arithmetic average of the Interest Equivalent of the 90-day and 120-day rates on such commercial paper; (vi) 120 or more days but fewer than 141 days, such rate shall be the Interest Equivalent of the 120-day rate on such commercial paper; (vii) 141 or more days but fewer than 162 days, such rate shall be the arithmetic average of the Interest Equivalent of the 120-day and 180-day rates on such commercial paper; and (viii) 162 or more days but fewer than 183 days, such rate shall be the Interest Equivalent of the 180-day rate on such commercial paper.

     "Accountant's Confirmation" has the meaning set forth in paragraph 7(c) of this Certificate of Designation.

     "Additional Dividend" has the meaning set forth in paragraph 2(e) of this Certificate of Designation.

     "Adviser" means the Trust's investment adviser which initially shall be Fund Asset Management, Inc.

     "Affiliate" shall mean any Person, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successors, known to the Auction Agent to be controlled by, in control of, or under common control with, the Trust.

     "Agent Member" means a member of the Securities Depository that will act on behalf of an Existing Holder of one or more shares of AMPS or a Potential Holder that is identified as such in such holder's Purchaser's Letter.

     "AMPS" means the Auction Market Preferred Shares.

     "AMPS Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to (i) the sum of (A) the product of the number of shares of AMPS and Other AMPS Outstanding on such Valuation Date multiplied by the sum of (a) $50,000 and (b) any applicable redemption premium attributable to the designation of a Premium Call Period; (B) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each share of AMPS and Other AMPS Outstanding, in each case, to (but not including) the end of the current Dividend Period for each series of AMPS that follows such Valuation Date; (C) the aggregate amount of cash dividends that would accumulate at the then current Maximum Applicable Rate on any shares of AMPS and Other AMPS Outstanding from the end of such Dividend Period through the 49th day after such Valuation Date, multiplied by the larger of the Moody's Volatility Factor and the S&P Volatility Factor, determined from time to time by Moody's and S&P, respectively (except that if such Valuation Date occurs during a Non-Payment Period, the cash dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (D) the amount of anticipated expenses of the Trust for the

90 days subsequent to such Valuation Date; (E) the amount of the Trust's Maximum Potential Additional Dividend Liability as of such Valuation Date; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, and immediately upon determination, any amounts due and payable by the Trust pursuant to repurchase agreements and any payables for Pennsylvania Municipal Bonds or Municipal Bonds purchased as of such Valuation Date) less (ii) either (A) the Discounted Value of any of the Trust's assets, or (B) the face value of any of the Trust's assets if such assets mature prior to or on the date of redemption of AMPS or payment of a liability and are either securities issued or guaranteed by the United States Government or have a rating assigned by Moody's of at least Aaa, P-1, VMIG-1 or MIG-1 and, with respect to S&P, at least AAA, SP-1+ or A-1+, in both cases irrevocably deposited by the Trust for the payment of the amount needed to redeem shares of AMPS subject to redemption or any of (i)(B) through (i)(F).

     "AMPS Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the AMPS Basic Maintenance Amount (as required by paragraph 7(a) of this Certificate of Designation) as of a given Valuation Date, means the sixth Business Day following such Valuation Date.

     "AMPS Basic Maintenance Report" means a report signed by any of the President, Treasurer, any Senior Vice President or any Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the AMPS Basic Maintenance Amount.

     "Anticipation Notes" shall mean the following Pennsylvania Municipal Bonds: revenue anticipation notes, tax anticipation notes, tax and revenue anticipation notes, grant anticipation notes and bond anticipation notes.

     "Applicable Percentage" has the meaning set forth in paragraph 11(a)(vii) of this Certificate of Designation.

     "Applicable Rate" means the rate per annum at which cash dividends are payable on the AMPS or Other AMPS, as the case may be, for any Dividend Period.

     "Auction" means a periodic operation of the Auction Procedures.

     "Auction Agent" means IBJ Schroder Bank & Trust Company unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Directors of the Trust or a duly authorized committee thereof enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the AMPS and Other AMPS.

     "Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 11 of this Certificate of Designation.

     "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in paragraph 11 of this Certificate of Designation, that has been selected by the Trust and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

     "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in paragraph 11 of this Certificate of Designation.

     "Business Day" means a day on which the New York Stock Exchange, Inc. is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized or obligated by law to close.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Paper Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

     "Common Shares" means the common shares, par value $.10 per share, of the Trust.

     "Date of Original Issue" means, with respect to any share of AMPS or Other AMPS, the date on which the Trust originally issues such share.

     "Declaration" means the Declaration of Trust, as amended and supplemented (including this Certificate of Designation), of the Trust on file in the office of the Secretary of State of the Commonwealth of Massachusetts.

     "Deposit Securities" means cash and Pennsylvania Municipal Bonds and Municipal Bonds rated at least AAA, A-1+ or SP-1+ by S&P.

     "Discounted Value" means (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) with respect to a Moody's Eligible Asset, the lower of par and the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor.

     "Dividend Coverage Amount," as of any Valuation Date, means (A)(i) the aggregate amount of cash dividends that will accumulate on all shares of Outstanding AMPS and Other AMPS, in each case to (but not including) the next Dividend Payment Date therefor for the AMPS that follows such Valuation Date plus (ii) the aggregate amount of all liabilities existing on such Valuation Date which are payable on or prior to such next Dividend Payment Date less (B) the sum of (i) the combined Market Value of Deposit Securities irrevocably deposited with the Auction Agent for the payment of cash dividends on all shares of AMPS and Other AMPS,

(ii) the book value of receivables for Pennsylvania Municipal Bonds and Municipal Bonds sold as of or prior to such Valuation Date, if such receivables are due within five Business Days of such Valuation Date and in any event on or prior to such next Dividend Payment Date, and (iii) interest on Pennsylvania Municipal Bonds and Municipal Bonds which is scheduled to be paid on or prior to the next Dividend Payment Date.

     "Dividend Coverage Assets," as of any Valuation Date, means, in the case of shares of AMPS and Other AMPS, Deposit Securities with maturity or tender payment dates not later in each case than the Dividend Payment Date therefor that follows such Valuation Date.

     "Dividend Payment Date," with respect to AMPS, has the meaning set forth in paragraph 2(b)(i) of this Certificate of Designation and, with respect to Other AMPS, has the equivalent meaning.

     "Dividend Period" means the Initial Dividend Period, any 7-day Dividend Period and any Special Dividend Period.

     "Existing Holder" means a Person who has signed a Purchaser's Letter and is listed as the holder of record of shares of AMPS in the Share Books.

     "First Initial Dividend Payment Date" means December 31, 1992.

     "Forward Commitment" has the meaning set forth in paragraph 9(c) of this Certificate of Designation.

     "Holder" means a Person identified as a holder of record of shares of AMPS in the Share Register.

     "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

     "Initial Dividend Payment Date" means each of the First Initial Dividend Payment Date and the Last Initial Payment Date.

     "Initial Dividend Period," with respect to the AMPS, has the meaning set forth in paragraph 2(c)(i) of this Certificate of Designation and, with respect to Other AMPS, has the equivalent meaning.

     "Initial Dividend Rate," with respect to the AMPS, means the rate per annum specified herein applicable to the Initial Dividend Period for the AMPS and, with respect to Other AMPS, has the equivalent meaning.

     "Initial Margin" means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract.

     "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

     "Last Initial Dividend Payment Date" means January 12, 1993.

     "Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years.

     "Mandatory Redemption Price" means $50,000 per share of AMPS plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption and excluding Additional Dividends.

     "Marginal Tax Rate" means the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate, whichever is greater.

     "Market Value" of any asset of the Trust shall be the market value thereof determined by the Pricing service. Market Value of any asset shall include any interest accrued thereon. The

Pricing Service shall value portfolio securities at the quoted bid prices or the mean between the quoted bid and asked price or the yield equivalent when quotations are not readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event the Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Trust from dealers who are members of the National Association of Securities Dealers, Inc. and make a market in the security, at least one of which shall be in writing. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Board of Directors.

     "Maximum Applicable Rate," with respect to AMPS, has the meaning set forth in paragraph 11(a)(vii) of this Certificate of Designation and, with respect to Other AMPS, has the equivalent meaning.

     "Maximum Potential Additional Dividend Liability," as of any Valuation Date, means the aggregate amount of Additional Dividends that would be due if the Trust were to make Retroactive Taxable Allocations, with respect to any fiscal year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Trust, as of the end of the calendar month immediately preceding such Valuation Date and assuming such Additional Dividends are fully taxable.

     "Minimum Liquidity Level" means, as of any Valuation Date, an aggregate Market Value of the Trust's Dividend Coverage Assets not less than the Dividend coverage Amount.

     "Moody's" means Moody's Investors Service, Inc. or its successors.

     "Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Pennsylvania Municipal Bond or Municipal Bond which constitutes a Moody's Eligible Asset, the percentage determined by reference to (a) the rating by Moody's or S&P on such Bond and (b) the Moody's Exposure Period, in accordance with the table set forth below:

                                                                                                    Rating Category
                                                                                  --------------------------------------------------
Moody's Exposure Period                                          Aaa*      Aa*      A*       Baa*    Other**   VM1G-1***    SP-1+***
-------------------------------------------------------------   -----    -----    ----     ------    -------   ---------    --------
7 weeks or less..............................................    151%     159%     168%     202%       229%       136%        148%
8 weeks or less but
greater than seven weeks.....................................    154      164      173      205        235        137         149
9 weeks or less but
greater than eight weeks.....................................    158      169      179      209        242        138         150

____________________
*       Moody's rating.
** Pennsylvania Municipal Bonds and Municipal Bonds not rated by Moody's but rated BBB or BBB+ by S&P.
*** Pennsylvania Municipal Bonds and Municipal Bonds rated MIG-1 VMIG-1 or P-1 or, if not rated by Moody's, rated SP-1+ or A-1+ by S&P which do not mature or have a demand feature at par exercisable within the Moody's Exposure Period and which do not have a long-term rating. For the purposes of the definition of Moody's Eligible Assets, these securities will have an assumed rating of "A" by Moody's.


     Notwithstanding the foregoing, (i) no Moody's Discount Factor will be applied to short-term Pennsylvania Municipal Bonds and short-term Municipal Bonds, so long as such Pennsylvania Municipal Bonds and Municipal Bonds are rated at least MIG-1, VMIG-l or P-1 by Moody's and mature or have a demand feature at par exercisable within the Moody's Exposure Period, and the Moody's Discount Factor for such Bonds will be 125% if such Bonds are not rated by Moody's but are rated A-1+ or SP-1+ or AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period, and (ii) no Moody's Discount Factor will be applied to cash or to Receivables for Pennsylvania Municipal Bonds or Municipal Bonds Sold. "Receivables for Pennsylvania Municipal Bonds or Municipal Bonds Sold," for purposes of calculating Moody's Eligible Assets as of any Valuation Date, means no more than the aggregate of the following: (i) the book value of receivables for Pennsylvania Municipal Bonds or Municipal Bonds sold as of or prior to such Valuation Date if such receivables are due within five Business Days of such Valuation Date, and if the trades which generated such receivables are (x) settled through clearing house firms with respect to which the Trust has received prior written authorization from Moody's or (y) with counterparties having a Moody's long-term debt rating of at least Baa3; and (ii) the Moody's Discounted Value of Pennsylvania Municipal Bonds or Municipal Bonds sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within five Business Days of such Valuation Date but do not comply with either of conditions (x) or (y) of the preceding clause (i).

     "Moody's Eligible Asset" means cash, Receivables for Pennsylvania Municipal Bonds or Municipal Bonds Sold, a Pennsylvania Municipal Bond or a Municipal Bond that (i) pays interest in cash, (ii) is publicly rated Baa or higher by Moody's or, if not rated by Moody's but rated by S&P, is rated at least BBB by S&P (provided that, for purposes of determining the Moody's Discount Factor applicable to any such S&P-rated Pennsylvania Municipal Bond or S&P-rated Municipal Bond, such Pennsylvania Municipal Bond or Municipal Bond (excluding any short-term Pennsylvania municipal Bond or Municipal Bond) will be deemed to have a Moody's rating which is one full rating category lower than its S&P rating), (iii) does not have its Moody's rating suspended by Moody's; and (iv) is part of an issue of Pennsylvania Municipal Bonds or Municipal Bonds of at least $10,000,000. In addition, Pennsylvania Municipal Bonds and Municipal Bonds in the Trust's portfolio must be within the following diversification requirements in order to be included within Moody's Eligible Assets:

                                Minimum                 Maximum                     Maximum                      Maximum
                               Issue Size             Underlying                  Issue Type                     County
Rating                        ($ Millions)          Obligor (%)(1)          Concentration (%)(1)(3)      Concentration (%)(1)(4)
------                      ---------------       -----------------        ------------------------     -------------------------
Aaa......................         10                     100                           100                          100
Aa.......................         10                      20                            60                           60
A........................         10                      10                            40                           40
Baa......................         10                       6                            20                           20
Other (2)................         10                       4                            12                           12

                                Maximum
                                 State
Rating                    Concentration (1)(5)
------                    --------------------
Aaa......................        100
Aa.......................         60
A........................         40
Baa......................         20
Other (2)................         12

____________________
(1) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.
(2) Pennsylvania Municipal Bonds and Municipal Bonds not rated by Moody's but rated BBB or BBB+ by S&P.
(3) Does not apply to general obligation bonds.
(4) Applicable to general obligation bonds only.
(5) Does not apply to Pennsylvania Municipal Bonds. Territorial bonds (other than those issued by Puerto Rico and counted collectively) are each limited to 10% of Moody's Eligible Assets. For diversification purposes, Puerto Rico will be treated as a state.

For purposes of the maximum underlying obligor requirement described above, any such Bond backed by the guaranty, letter of credit or insurance issued by a third party will be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Bond. For purposes of the issue type concentration requirement described above, Pennsylvania Municipal Bonds and Municipal Bonds will be classified within one of the following categories: health care issues (teaching and non-teaching hospitals, public and private), housing issues (single- and multi-family), educational facilities issues (public and private schools), student loan issues, resource recovery issues, transportation issues (mass transit, airport and highway bonds), industrial revenue/pollution control bond issues, utility issues (including water, sewer and electricity), general obligation issues, lease obligations/certificates of participation, escrowed bonds and other issues ("Other Issues") not falling within one of the aforementioned categories (includes special obligations to crossover, excise and sales tax revenue, recreation revenue, special assessment and telephone revenue bonds). In no event shall (a) more than 10% of Moody's Eligible Assets consist of student loan issues, (b) more than 10% of Moody's Eligible Assets consist of resource recovery issues or (c) more than 10% of Moody's Eligible Assets consist of Other Issues.

     When the Trust sells a Pennsylvania Municipal Bond or Municipal Bond and agrees to repurchase it at a future date, the Discounted Value of such Bond will constitute a Moody's Eligible Asset and the amount the Trust is required to pay upon repurchase of such Bond will count as a liability for purposes of calculating the AMPS Basic Maintenance Amount. When the Trust purchases a Pennsylvania Municipal Bond or Municipal Bond and agrees to sell it at a future date to another party, cash receivable by the Trust thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such Bond will constitute a Moody's Eligible Asset.

     Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset if it is (i) held in a margin account, (ii) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind, (iii) held for the purchase of a security pursuant to a Forward Commitment or (iv) irrevocably deposited by the Trust for the payment of dividends or redemption.

     "Moody's Exposure Period" means a period that is the same length or longer than the number of days used in calculating the cash dividend component of the AMPS Basic Maintenance Amount and shall initially be the period commencing on and including a given Valuation Date and ending 48 days thereafter.

     "Moody's Hedging Transaction" has the meaning set forth in paragraph 9(b) of these Certificate of Designation.

     "Moody's Volatility Factor" means 100% during the Initial Dividend Period until 49 days prior to the last day of such Dividend Period. Thereafter, "Moody's Volatility Factor" means

272% as long as there has been no increase enacted to the Marginal Tax Rate. If such an increase is enacted but not yet implemented, the Moody's Volatility Factor shall be as follows:

            % Change in                                    Moody's Volatility
         Marginal Tax Rate                                       Factor
         -----------------                                 ------------------
less than or equal to 5%                                         292%
greater than  5% but less than or equal to 10%                   313%
greater than 10% but less than or equal to 15%                   338%
greater than 15% but less than or equal to 20%                   364%
greater than 20% but less than or equal to 25%                   396%
greater than 25% but less than or equal to 30%                   432%
greater than 30% but less than or equal to 35%                   472%
greater than 35% but less than or equal to 40%                   520%

Notwithstanding the foregoing, the Moody's Volatility Factor may mean such other potential dividend rate increase factor as Moody's advises the Trust in writing is applicable.

     "Municipal Bonds" means "Municipal Bonds" as defined in the Trust's Registration Statement on Form N-2 (File No. 33-53616) on file with the Securities and Exchange Commission, as such Registration Statement may be amended from time to time, as well as short-term municipal obligations.

     "Municipal Index" has the meaning set forth in paragraph 9(a) of this Certificate of Designation.

     "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

     "1940 Act AMPS Asset Coverage" means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are stock, including all outstanding shares of AMPS and Other AMPS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of paying dividends on its common stock).

     "1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act AMPS Asset Coverage (as required by paragraph 6 of this Certificate of Designation) as of the last Business Day of each month, means the last Business Day of the following month.

     "Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

     "Non-Payment Period" means, with respect to the AMPS, any period commencing on and including the day on which the Trust shall fail to (i) declare, prior to the close of business on the second Business Day preceding any Dividend Payment Date, for payment on or (to the extent permitted by paragraph 2(c)(i) of this Certificate of Designation) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on shares of AMPS payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any redemption date for any shares of AMPS called for redemption, the Mandatory Redemption Price per share of such AMPS or, in the case of an optional redemption, the optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that, a Non-Payment Period shall not end unless the Trust shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Share Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Trust to deposit funds as provided for by clauses
(ii)(A) or (ii)(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by paragraph 2(c)(i) of this Certificate of Designation, shall not constitute a "Non-Payment Period."

     "Non-Payment Period Rate" means, initially, 200% of the applicable Reference Rate (or 275% of such rate if the Trust has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other taxable income will be included in such dividend on shares of AMPS), provided that the Board of Trustees of the Trust shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Trustees of the Trust determines and Moody's and S&P (and any Substitute Rating Agency in lieu of Moody's or S&P in the event either of such parties shall not rate the AMPS) advise the Trust in writing that such adjustment, modification, alteration or change will not adversely affect their then-current ratings on the AMPS.

     "Normal Dividend Payment Date" has the meaning set forth in paragraph 2(b)(i) of this Certificate of Designation.

     "Notice of Redemption" means any notice with respect to the redemption of shares of AMPS pursuant to paragraph 4 of this Certificate of Designation.

     "Notice of Revocation" has the meaning set forth in paragraph 2(c)(iii) of this Certificate of Designation.

     "Notice of Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of this Certificate of Designation.

     "Optional Redemption Price" shall mean $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption and excluding Additional Dividends plus any applicable redemption premium attributable to the designation of a Premium Call Period.

     "Other AMPS" means the auction rate preferred shares of the Trust, other than the AMPS.

     "Outstanding" means, as of any date (i) with respect to AMPS, shares of AMPS theretofore issued by the Trust except, without duplication, (A) any shares of AMPS theretofore cancelled or delivered to the Auction Agent for cancellation, or redeemed by the Trust, or as to which a Notice of Redemption shall have been given and moneys shall have been deposited in trust by the Trust pursuant to paragraph 4(c) and (B) any shares of AMPS as to which the Trust or any Affiliate thereof shall be an Existing Holder, provided that shares of AMPS held by an Affiliate shall be deemed outstanding for purposes of calculating the AMPS Basic Maintenance Amount and (ii) with respect to other Preferred Shares, has the equivalent meaning.

     "Parity Shares" means the AMPS and each other outstanding series of Preferred Shares the holders of which, together with the holders of the AMPS, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.

     "Pennsylvania Municipal Bonds" means municipal obligations issued by or on behalf of the Commonwealth of Pennsylvania, its political subdivisions, agencies and instrumentalities and by other qualifying issuers that pay interest which, in the opinion of bond counsel to the issuer, is exempt from Federal and Pennsylvania income taxes.

     "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

     "Potential Holder" shall mean any Person, including any Existing Holder,
(A) who shall have executed a Purchaser's Letter and (B) who may be interested in acquiring shares of AMPS (or, in the case of an Existing Holder, additional shares of AMPS).

     "Preferred Shares" means the preferred shares, par value $.10 per share, of the Trust, and includes AMPS and Other AMPS.

     "Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions".

     "Pricing Service" shall mean J.J. Kenny or any pricing service designated by the Board of Trustees of the Trust provided the Trust obtains written assurance from S&P and Moody's that such designation will not impair the rating then assigned by S&P and Moody's to the AMPS.

     "Purchaser's Letter" means a letter addressed to the Trust, the Auction Agent and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of AMPS as set forth in paragraph 11 of this Certificate of Designation.

     "Quarterly Valuation Date" means the twenty-fifth day of the last month of each fiscal quarter of the Trust (or, if such day is not a Business Day, the next succeeding Business Day) in each fiscal year of the Trust, commencing January 25, 1993.

     "Receivables for Pennsylvania Municipal Bonds Sold" has the meaning set forth under the definition of S&P Discount Factor.

     "Receivables for Pennsylvania Municipal Bonds or Municipal Bonds Sold" has the meaning set forth under the definition of Moody's Discount Factor.

     "Reference Rate" means: (i) with respect to a Dividend Period or a Short Term Dividend Period having 28 or fewer days, the higher of the applicable "AA" Composite Commercial Paper Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate, (ii) with respect to any Short Term Dividend Period having more than 28 but fewer than 183 days, the applicable "AA" Composite Commercial Paper Rate, (iii) with respect to any Short Term Dividend Period having 183 or more but fewer than 364 days, the applicable U.S. Treasury Bill Rate and (iv) with respect to any Long Term Dividend Period, the applicable U.S. Treasury Note Rate.

     "Request for Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of this Certificate of Designation.

     "Response" has the meaning set forth in paragraph 2(c)(iii) of this Certificate of Designation.

     "Retroactive Taxable Allocation" has the meaning set forth in paragraph 2(e) of this Certificate of Designation.

     "Right," with respect to the AMPS, has the meaning set forth in paragraph 2(e) of this Certificate of Designation and, with respect to Other AMPS, has the equivalent meaning.

     "S&P" means Standard & Poor's Corporation or its successors.

     "S&P Discount Factor" means, for purposes of determining the Discounted Value of any Pennsylvania Municipal Bond which constitutes an S&P Eligible Asset, the percentage determined by reference to (a) the rating by S&P or Moody's on such Bond and (b) the S&P Exposure Period, in accordance with the tables set forth below:

For Pennsylvania Municipal Bonds:
---------------------------------                                  Rating Category
                                            -----------------------------------------------------------
S&P Exposure Period                                AAA*            AA*             A*           BBB*
-------------------                         -----------------------------------------------------------
40  Business Days...........................       210%            215%            230%          270%
22  Business Days...........................       190             195             210           250
10  Business Days...........................       175             180             195           235
7  Business Days............................       170             175             190           230
3  Business Days............................       150             155             170           210

___________________
*  S&P rating.


     Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Pennsylvania Municipal Bonds will be 115%, so long as such Pennsylvania Municipal Bonds are rated A-1+ or SP-1+ by S&P and mature or have a demand feature exercisable in 30 days or less, or 125% if such Pennsylvania Municipal Bonds are not rated by S&P but are rated VMIG-1, P-1 or MIG-1 by Moody's; provided, however, such short-term Pennsylvania Municipal Bonds rated by Moody's but not rated by S&P having a demand feature exercisable in 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution having a short-term rating of at least A-1+ from S&P; and further provided that such short-term Pennsylvania Municipal Bonds rated by Moody's but not rated by S&P may comprise no more than 50% of short-term Pennsylvania Municipal Bonds that qualify as S&P Eligible Assets and (ii) no S&P Discount Factor will be applied to cash or to Receivables for Pennsylvania Municipal Bonds Sold. "Receivables for Pennsylvania Municipal Bonds Sold," for purposes of calculating S&P Eligible Assets as of any Valuation Date, means the book value of receivables for Pennsylvania Municipal Bonds sold as of or prior to such Valuation Date if such receivables are due within five Business D4ys of such Valuation Date. The Trust may adopt S&P Discount Factors for Municipal Bonds provided that S&P advises the Trust in writing that such action will not adversely affect its then current rating on the AMPS. For purposes of the foregoing, Anticipation Notes rated SP-1+ or, if not rated by S&P, rated VMIG-1 by Moody's, which do not mature or have a demand feature exercisable in 30 days and which do not have a long-term rating, shall be considered to be short-term Pennsylvania Municipal Bonds.

     "S&P Eligible Asset" means cash, Receivables for Pennsylvania Municipal Bonds Sold or a Pennsylvania Municipal Bond that (i) is interest bearing and pays interest at least semi-annually; (ii) is payable with respect to principal and interest in United States Dollars; (iii) is publicly rated BBB or higher by S&P or, except in the case of Anticipation Notes that are grant anticipation notes or bond anticipation notes which must be rated by S&P to be included in S&P Eligible Assets, if not rated by S&P but rated by Moody's, is rated at least A by Moody's (provided that such Moody's-rated Pennsylvania Municipal Bonds will be included in S&P Eligible Assets only to the extent the Market Value of such Pennsylvania Municipal Bonds does not exceed 50% of the aggregate Market Value of the S&P Eligible Assets; and further provided that, for purposes of determining the S&P Discount Factor applicable to any such Moody's-rated Pennsylvania Municipal Bond, such Pennsylvania Municipal Bond will be deemed to have an S&P rating which is one full rating category lower than its Moody's rating); (iv) is not subject to a covered call or covered put option written by the Trust; (v) is not part of a private placement of Pennsylvania Municipal Bonds; and (vi) is part of an issue of Pennsylvania Municipal Bonds with an original issue size of at least $10 million or, if of an issue with an original issue size below $10 million (but in no event below $5 million), is issued by an issuer with a total of at least $50 million of securities outstanding. Notwithstanding the foregoing:

(1) Pennsylvania Municipal Bonds of any one issuer or guarantor (excluding bond insurers) will be considered S&P Eligible Assets only to the extent the Market

     Value of such Pennsylvania Municipal Bonds does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Pennsylvania Municipal Bonds exceeds 5% of the aggregate Market Value of the S&P Eligible Assets;

(2) Pennsylvania Municipal Bonds guaranteed or insured by any one bond insurer will be considered S&P Eligible Assets only to the extent the fair market value of such Pennsylvania Municipal Bonds does not exceed 25% of the aggregate fair market value of the S&P Eligible Assets; and

(3) Pennsylvania Municipal Bonds of any one issue type category (as described below) will be considered S&P Eligible Assets only to the extent the Market Value of such Bonds does not exceed 20% of the aggregate Market Value of S&P Eligible Assets, except that Pennsylvania Municipal Bonds falling within the utility issue type category will be broken down into three sub-categories (as described below) and such Pennsylvania Municipal Bonds will be considered S&P Eligible Assets to the extent the Market Value of such Bonds in each such sub-category does not exceed 20% of the aggregate Market Value of S&P Eligible Assets. For purposes of the issue type category requirement described above, Pennsylvania Municipal Bonds will be classified within one of the following categories: health care issues, housing issues, educational facilities issues, student loan issues, transportation issues, industrial development bond issues, utility issues, general obligation issues, lease obligations, escrowed bonds and other issues not falling within one of the aforementioned categories. For purposes of the issue type category requirement described above, Pennsylvania Municipal Bonds in the utility issue type category will be classified within one of the three following sub-categories: (i) electric, gas and combination issues (if the combination issue includes an electric issue), (ii) water and sewer utilities and combination issues (if the combination issue does not include an electric issue), and (iii) irrigation, resource recovery, solid waste and other utilities, provided that Pennsylvania Municipal Bonds included in this sub-category (iii) must be rated by S&P in order to be included in S&P Eligible Assets.

     The Trust may include Municipal Bonds as S&P Eligible Assets pursuant to guidelines and restrictions to be established by S&P provided that S&P advises the Trust in writing that such action will not adversely affect its then current rating on the AMPS.

     "S&P Exposure Period" means the maximum period of time following a Valuation Date, including the Valuation Date and the AMPS-Basic Maintenance Cure Date, that the Trust has under this Certificate of Designation to cure any failure to maintain, as of such Valuation Date, the Discounted Value for its portfolio at least equal to the AMPS Basic Maintenance Amount (as described in paragraph 7(a) of this Certificate of Designation).

     "S&P Hedging Transactions" has the meaning set forth in paragraph 9(a) of this Certificate of Designation.

     "S&P Volatility Factor" means 228% during the Initial Dividend Period for the AMPS. Thereafter, "S&P Volatility Factor" means, depending on the applicable Reference Rate, the following:


                   Reference Rate
                   --------------

Taxable Equivalent of the Short-Term
   Municipal Bond Rate................................    277%
30-day "AA" Composite
   Commercial Paper Rate..............................    228%
60-day "AA" Composite
   Commercial Paper Rate..............................    228%
90-day "AA" Composite
   Commercial Paper Rate..............................    222%

                   Reference Rate
                   --------------

180-day "AA" Composite
   Commercial Paper Rate..............................    217%
1-year U.S. Treasury
   Bill Rate..........................................    198%
2-year U.S. Treasury
   Note Rate..........................................    185%
3-year U.S. Treasury
   Note Rate..........................................    178%
4-year U.S. Treasury
   Note Rate..........................................    171%
5-year U.S. Treasury
   Note Rate..........................................    169%



Notwithstanding the foregoing, the S&P Volatility Factor may mean such other potential dividend rate increase factor as S&P advises the Trust in writing is applicable.

     "Securities Depository" means The Depository Trust Company or any successor company or other entities elected by the Trust as securities depository for the shares of AMPS that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of AMPS.

     "Service" means the United States Internal Revenue Service.

     "7-day Dividend Period" means a Dividend Period consisting of seven days.

     "Share Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the AMPS.

     "Share Register" means the register of Holders maintained on behalf of the Trust by the Auction Agent in its capacity as transfer agent and registrar for the AMPS.

     "Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days (other than seven), evenly divisible by seven and not fewer than seven or more than 364.

     "Special Dividend Period" means a Dividend Period consisting of (i) a specified number of days (other than seven), evenly divisible by seven and not fewer than seven nor more than 364 or (ii) a specified period of one whole year or more but not greater than five years (in each case subject to adjustment as provided in paragraph 2(b)(i)).

     "Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during which the shares of AMPS subject to such Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the shares of AMPS subject to such Dividend Period shall be redeemable at the Trust's option at a price per share equal to $50,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $50,000, as determined by the Board of Trustees of the Trust after consultation with the Auction Agent and the Broker-Dealers.

     "Subsequent Dividend Period," with respect to AMPS, has the meaning set forth in paragraph 2(c)(i) of this Certificate of Designation and, with respect to Other AMPS, has the equivalent meaning.

     "Substitute Commercial Paper Dealers" means such Substitute Commercial Paper Dealer or Dealers as the Trust may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

     "Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and successors, after consultation with the Trust, to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of AMPS.

     "Taxable Equivalent of the Short-Term Municipal Bond Rate" on any date means 90% of the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the Kenny S&P 30-day High Grade Index or any successor index (the "Kenny Index"), made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. or any successor thereto, based upon 30-day yield evaluations at par of bonds the interest on which is excludable for regular Federal income tax purposes under the Code of "high grade" component issuers selected by Kenny Information Systems Inc. or any such successor from time to time in its discretion, which component issuers shall include, without limitation, issuers of general obligation bonds but shall exclude any bonds the interest on which constitutes an item of tax preference under Section 57(a)(5) of the Code, or successor provisions, for purposes of the "alternative minimum tax," divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal); provided, however, that if the Kenny Index is not made so available by 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. or any successor, the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the most recent Kenny Index so made available for any preceding Business Day, divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal).

     "Treasury Bonds" shall have the meaning set forth in paragraph 9(a) of this Certificate of Designation.

     "Trust" means MuniYield Pennsylvania Fund, a Massachusetts business trust.

     "U.S. Treasury Bill Rate" on any date means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. "Alternate Treasury Bill Rate" on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

     "U.S. Treasury Note Rate" on any date means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related

Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

     "Valuation Date" means, for purposes of determining whether the Trust is maintaining the AMPS Basic Maintenance Amount and the Minimum Liquidity Level, each Business Day commencing with the Date of Original Issue.

     "Variation Margin" means, in connection with an outstanding futures contract owned or sold by the Trust, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract fluctuates.

     (b) The foregoing definitions of Accountant's Confirmation, AMPS Basic Maintenance Amount, AMPS Basic Maintenance Cure Date, AMPS Basic Maintenance Report, Deposit Securities, Discounted Value, Dividend Coverage Amount, Dividend Coverage Assets, Independent Accountants, Initial Margin, Market Value, Maximum Potential Additional Dividend Liability, Minimum Liquidity Level, Moody's Discount Factor, Moody's Eligible Asset, Moody's Exposure Period, Moody's Hedging Transactions, Moody's Volatility Factor, S&P Discount Factor, S&P Eligible Asset, S&P Exposure Period, S&P Hedging Transactions, S&P Volatility Factor, Valuation Date and Variation Margin have been determined by the Board of Directors of the Trust in order to obtain a "aaa" rating from Moody's and a AAA rating from S&P on the AMPS on their Date of Original Issue; and the Board of Trustees of the Trust shall have the authority to adjust, modify, alter or change from time to time the foregoing definitions and the restrictions and guidelines set forth thereunder if Moody's and S&P or any Substitute Rating Agency advises the Trust in writing that such adjustment, modification, alteration or change will not adversely affect their then-current ratings on the AMPS.

     2.   Dividends.  (a)  The Holders shall be entitled to receive, when, as
          ---------
and if declared by the Board of Trustees of the Trust, out of funds legally available therefor, cumulative dividends each consisting of (i) cash at the Applicable Rate, (ii) a Right to receive cash as set forth in paragraph 2(e) below, and (iii) any additional amounts as set forth in paragraph 2(f) below, and no more, payable on the respective dates set forth below. Dividends on the shares of AMPS so declared and payable shall be paid (i) in preference to and in priority over any dividends declared and payable on the Common Shares, and (ii) to the extent permitted under the Code and to the extent available, out of net tax-exempt income earned on the Trust's investments. To the extent permitted under the Code, dividends on shares of AMPS will be designated as exempt-interest dividends. For the purposes of this section, the term "net tax-exempt income" shall exclude capital gains of the Trust.

     (b) (i) Cash dividends on shares of AMPS shall accumulate from the Date of Original Issue and shall be payable, when, as and if declared by the Board of Trustees, out of funds legally available therefor, commencing on the First Initial Dividend Payment Date with respect to the AMPS. Dividends on the AMPS during the Initial Dividend Period shall be payable on each Initial Dividend Payment Date, except that if any Initial Dividend Payment Date is not a Business Day, then (i) the Dividend Payment Date shall be the first Business Day next succeeding such Initial Dividend Payment Date if such Initial Dividend Payment Date is a Saturday, Sunday, Monday, Tuesday, Wednesday or Thursday, or (ii) the Dividend Payment Date shall be the first Business Day next preceding such Initial Dividend Payment Date if such Initial Dividend Payment Date is a Friday. If, however, in the case of clause (ii) in the preceding sentence, the Securities Depository shall make available to its participants and members in funds immediately available in New York City on Initial Dividend Payment Dates the amount due as dividends on such Initial Dividend Payment Dates (and the Securities Depository shall have so advised the Trust), and if the day that otherwise would be the Initial Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day. Following the Last Initial Dividend Payment Date for the AMPS, dividends on the AMPS will be payable, at the option of the Trust, either (i) with respect to any 7-day Dividend Period and any Short Term Dividend Period of 35 or fewer days, on the day next succeeding the last day thereof and (ii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, monthly on the first day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (i) or (ii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then (i) the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date if such Normal Dividend Payment Date is a Saturday, Sunday, Monday, Tuesday, Wednesday or Thursday, or (ii) the Dividend Payment Date shall be the first Business Day next preceding such Normal Dividend Payment Date if such Normal Dividend Payment Date is a Friday. If, however, in the case of clause,(ii) in the preceding sentence, the Securities Depository shall make available to its participants and members in funds immediately available in New York City on Dividend Payment Dates the amount due as dividends on such Dividend Payment Dates (and the Securities Depository shall have so advised the Trust), and if the Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date. If for any reason a Dividend Payment Date cannot be fixed as described above, then the Board of Directors shall fix the Dividend Payment Date. The Initial Dividend Period, 7-day Dividend Periods and Special Dividend Periods are hereinafter sometimes referred to as Dividend Periods. Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."

         (ii) Each dividend shall be paid to the Holders as they appear in the Stock Register as of 12:00 noon, New York City time, on the Business Day preceding the Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Share Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Trustees of the Trust.

     (c) (i) During the period from and including the Date of Original Issue to but excluding the Last Initial Dividend Payment Date (the "Initial Dividend Period"), the Applicable Rate shall be the Initial Dividend Rate. Commencing on the Last Initial Dividend Payment Date, the Applicable Rate for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period"), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date (or last Dividend Payment Date in a Dividend Period if there is more than one Dividend Payment Date), shall be equal to the rate per annum that results from implementation of the Auction Procedures.

     The Applicable Dividend Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of, and during, a Non-Payment Period shall be a 7-day Dividend Period. Except in the case of the willful failure of the Trust to pay a Dividend on a Dividend Payment Date or to redeem any shares of AMPS on the date set for such redemption, any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Trust has declared such dividend payable on such Dividend Payment Date to the Holders of such shares of AMPS as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of AMPS not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365. In the case of a willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any shares of AMPS on the date set for such redemption, the preceding sentence shall not apply and the Applicable Dividend Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

         (ii) The amount of cash dividends per share of AMPS payable (if declared) on each Dividend Payment Date of the Initial Dividend Period, each 7-day Dividend Period and each Short Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period such share was outstanding and the denominator of which will be 365, multiplying the amount so obtained by $50,000, and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of dividends per share payable on any Dividend Payment Date shall be computed on the basis of a year consisting of twelve 30-day months.

         (iii) With respect to each Dividend Period that is a Special Dividend Period, the Trust may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for the AMPS be the number of days (other than 7) evenly divisible by seven, and not fewer than seven or more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Trust may not give a Request for Special Dividend Period of greater than 28 days (and any such request shall be null and void) unless the Trust has given written notice thereof to S&P and received written confirmation from Moody's that such action would not impair the ratings then assigned to the AMPS by Moody's and unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends, any amounts due with respect to redemptions, and any Additional Dividends payable prior to such date have been paid in full. Such Request for Special Dividend

Period, in the case of a Short Term Dividend Period, shall be given on or prior to the fourth Business Day but not more than seven Business Days prior to an Auction Date for AMPS and, in the case of a Long Term Dividend Period, shall be given on or prior to the 14th day but not more than 28 days prior to an Auction Date for the AMPS. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine whether, given the factors set forth below, it is advisable that the Trust issue a Notice of Special Dividend Period for the AMPS as contemplated by such Request for Special Dividend Period and the Optional Redemption Price of the AMPS during such Special Dividend Period and the Specific Redemption Provisions and shall give the Trust and the Auction Agent written notice (a "Response") of such determination by no later than the third Business Day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the AMPS, (4) industry and financial conditions which may affect the AMPS, (5) the investment objective of the Trust, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of the AMPS would remain or become beneficial holders. If the Broker-Dealer(s) shall not give the Trust and the Auction Agent a Response by such third Business Day or if the Response states that given the factors set forth above it is not advisable that the Trust give a Notice of Special Dividend Period for the AMPS, the Trust may not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response indicates that it is advisable that the Trust give a Notice of special Dividend Period for the AMPS, the Trust may by no later than the second Business Day prior to such Auction Date give a notice of its revocation (a "Notice of

Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Trust shall not give a Notice of Special Dividend Period and, if the Trust has given a Notice of Special Dividend Period, the Trust is required to give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act AMPS Asset Coverage is not satisfied or the Trust shall fail to maintain S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount, in each case on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Trust is an approximately equal rate for securities similar to the AMPS with an equal dividend period), provided that, in calculating the aggregate Discounted Value of Moody's Eligible Assets for this purpose, the Moody's Exposure Period shall be deemed to be one week longer, (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the related Auction Date or (z) the Broker-Dealer(s) jointly advise the Trust that after consideration of the factors listed above they have concluded that it is advisable to give a Notice of Revocation. If the Trust is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause

(x), (y) or (z) of the prior sentence or if the Trust gives a Notice of Revocation with respect to a Notice of Special Dividend Period for the AMPS, the next succeeding Dividend Period will be a 7-day Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in the applicable Auction or such Auction is not held for any reason, such next succeeding Dividend Period will be a 7-day Dividend Period and the Trust may not again give a Notice of Special Dividend Period for the AMPS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a 7-day Dividend Period.

     (d) (i) Holders shall not be entitled to any dividends, whether payable in cash, property or shares of beneficial interest, in excess of full cumulative dividends and applicable late charge, as herein provided, on the shares of AMPS (except for Additional Dividends as provided in paragraph 2(e) hereof). Except for the late charge payable pursuant to paragraph 2(c)(i) hereof, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of AMPS that may be in arrears.

         (ii) For so long as any share of AMPS is Outstanding, the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of beneficial interest, if any, ranking junior to the shares of AMPS as to dividends or upon liquidation) in respect of the Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the shares of AMPS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any of the Common Shares or any other such junior shares of beneficial interest (except by conversion into or exchange for shares of the Trust ranking junior to the shares of AMPS as to dividends and upon liquidation) or any other such Parity Shares (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to or on a parity with the shares of AMPS as to dividends and upon liquidation), unless (A) immediately after such transaction, the Trust shall have S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount and the Trust shall maintain the 1940 Act AMPS Asset Coverage, (B) full cumulative dividends on shares of AMPS and shares of Other AMPS due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent, (C) any Additional Dividend required to be paid under paragraph 2(e) below on or before the date of such declaration or payment has been paid and (D) the Trust has redeemed the full number of shares of AMPS required to be redeemed by any provision for mandatory redemption contained herein.

     (e) Each dividend shall consist of (i) cash at the Applicable Dividend Rate, (ii) an uncertificated right (a "Right") to receive an Additional Dividend (as defined below), and (iii) any additional amounts as set forth in paragraph 2(f) below. Each Right shall thereafter be independent of the share or shares of AMPS on which the dividend was paid. The Trust shall cause to be maintained a record of each Right received by the respective Holders. A Right may not be transferred other than by operation of law. If the Trust retroactively allocates any net capital gains or other income subject to regular Federal income taxes to shares of AMPS without having given advance notice thereof to the Auction Agent as described in paragraph 2(f) hereof solely by reason of the fact that such allocation is made as a result of the redemption of all or a portion of the outstanding shares of AMPS or the liquidation of the Trust (the amount of such allocation referred to herein as a "Retroactive Taxable Allocation"), the Trust will, within 90 days (and generally within 60 days) after the end of the Trust's fiscal year for which a

Retroactive Taxable Allocation is made, provide notice thereof to the Auction Agent and to each holder of a Right applicable to such shares of AMPS (initially Cede & Co. as nominee of the Depository Trust Company) during such fiscal year at such holder's address as the same appears or last appeared on the Share Books of the Trust. The Trust will, within 30 days after such notice is given to the Auction Agent, pay to the Auction Agent (who will then distribute to such holders of Rights), out of funds legally available therefor, an amount equal to the aggregate Additional Dividend with respect to all Retroactive Taxable Allocations made to such holders during the fiscal year in question.

     An "Additional Dividend" means payment to a present or former holder of shares of AMPS of an amount which, when taken together with the aggregate amount of Retroactive Taxable Allocations made to such holder with respect to the fiscal year in question, would cause such holder's dividends in dollars (after Federal and Pennsylvania income tax consequences) from the aggregate of both the Retroactive Taxable Allocations and the Additional Dividend to be equal to the dollar amount of the dividends which would have been received by such holder if the amount of the aggregate Retroactive Taxable Allocations would have been excludable from the gross income of such holder. Such Additional Dividend shall be calculated (i) without consideration being given to the time value of money;
(ii) assuming that no holder of shares of AMPS is subject to the Federal alternative minimum tax with respect to dividends received from the Trust; and
(iii) assuming that each Retroactive Taxable Allocation would be taxable in the hands of each holder of shares of AMPS at the greater of: (x) the maximum combined marginal regular Federal and Pennsylvania individual income tax rate applicable to ordinary income; or (y) the maximum combined marginal regular Federal and Pennsylvania corporate income tax rate

(taking into account the Federal income tax deductibility of state taxes paid or incurred but not any phase out of personal exemptions, itemized deductions, or the benefit of lower tax brackets).

     (f) Except as provided below, whenever the Trust intends to include any net capital gains or other income subject to regular Federal income taxes in any dividend on shares of AMPS, the Trust will notify the Auction Agent of the amount to be so included at least five Business Days prior to the Auction Date on which the Applicable Rate for such dividend is to be established. The Trust may also include such income in a dividend on shares of AMPS without giving advance notice thereof if it increases the dividend by an additional amount calculated as if such income was a Retroactive Taxable Allocation and the additional amount was an Additional Dividend, provided that the Trust will notify the Auction Agent of the additional amounts to be included in such dividend at least five Business Days prior to the applicable Dividend Payment Date.

     (g)  No fractional shares of AMPS shall be issued.

     3. Liquidation Rights. Upon any liquidation, dissolution or winding up of
        ------------------
the Trust, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Trust available for distribution to shareholders, before any distribution or payment is made upon any Common Shares or any other shares of beneficial interest ranking junior in right of payment upon liquidation to the AMPS, the sum of $50,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon to date of distribution, and after such payment the holders of AMPS will be entitled to no other payments other than Additional Dividends as provided in paragraph 2(e) hereof. If upon any liquidation, dissolution or winding up of the Trust, the amounts payable with respect to the AMPS and any other outstanding class or series of Preferred Shares of the Trust ranking on a parity with the AMPS as to payment upon liquidation are not paid in full, the Holders and the holders of such other class or series will share ratably in any such distribution of assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Trust except for any Additional Dividends. A consolidation, merger or share exchange of the Trust with or into any other entity or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Trust shall not be deemed or construed to be a liquidation, dissolution or winding up of the Trust.

     4.  Redemption.  (a)  Shares of AMPS shall be redeemable by the Trust as
         ----------
provided below:

         (i) To the extent permitted under the 1940 Act, upon giving a Notice of Redemption, the Trust at its option may redeem shares of AMPS, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date; provided that no share of AMPS may be redeemed at the option of the Trust during (A) the Initial Dividend Period with respect to such share or (B) a Non-Call Period to which such share is subject. In addition, holders of AMPS which are redeemed shall be entitled to receive Additional Dividends to the extent provided herein. The Trust may not give a Notice of Redemption relating to an optional redemption as described in this paragraph 4(a)(i) unless, at the time of giving such Notice of Redemption, the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount due to Holders by reason of the redemption of their shares of AMPS on such redemption date.

         (ii) The Trust shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, shares of AMPS to the extent permitted under the 1940 Act, on a date fixed by the Board of Trustees, if the Trust fails to maintain S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount as provided in paragraph 7(a) or to satisfy the 1940 Act AMPS Asset Coverage as provided in paragraph 6 and such failure is not cured on or before the AMPS Basic Maintenance Cure Date or the 1940 Act Cure Date (herein respectively referred to as a "Cure Date"), as the case may be. In addition, holders of AMPS so redeemed shall be entitled to receive Additional Dividends to the extent provided herein. The number of shares of AMPS to be redeemed shall be equal to the lesser of (i) the minimum number of shares of AMPS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all shares of other Preferred Shares subject to redemption or retirement, would result in the Trust having S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount or satisfaction of the 1940 Act AMPS Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of AMPS and other Preferred Shares the redemption of which would have such result, all shares of AMPS and other Preferred Shares then Outstanding shall be redeemed), and (ii) the maximum number of shares of AMPS, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of shares of AMPS required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed which would result in the Trust having S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount or satisfaction of the 1940 Act AMPS Asset Coverage, as the case may be, pro rata among shares of AMPS, Other AMPS and other Preferred Shares subject to redemption pursuant to provisions similar to those contained in this paragraph 4(a)(ii); provided that, shares of AMPS which may not be redeemed at the option of the Trust due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days in such Non-Call Period. The Trust shall effect such redemption on a Business Day which is not later than 35 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of shares of AMPS and other Preferred Shares which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 35 days after such Cure Date, the Trust shall redeem those shares of AMPS which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.

     (b) Notwithstanding any other provision of this paragraph 4, no shares of AMPS may be redeemed pursuant to paragraph 4(a)(i) of this Certificate of Designation (i) unless all dividends in arrears on all remaining outstanding Parity Shares shall have been or are being contemporaneously paid or declared and set apart for payment and (ii) if redemption thereof would result in the Trust's failure to maintain Moody's Eligible Assets or S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance

Amount. In the event that less than all the outstanding shares of a series of AMPS are to be redeemed and there is more than one Holder, the shares of that series of AMPS to be redeemed shall be selected by lot or such other method as the Trust shall deem fair and equitable.

     (c) Whenever shares of AMPS are to be redeemed, the Trust, not less than 20 nor more than 30 days prior to the date fixed for redemption, shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each Holder of shares of AMPS to be redeemed and to the Auction Agent. The Trust shall cause the Notice of Redemption to also be published in the eastern and national editions of The Wall Street Journal. The Notice of Redemption shall set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of shares of AMPS to be redeemed, (iv) the place or places where shares of AMPS are to be surrendered for payment of the redemption price,
(v) a statement that dividends on the shares to be redeemed shall cease to accumulate on such redemption date (except that holders may be entitled to Additional Dividends) and (vi) the provision of this Certificate of Designation pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

     If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Trust shall have deposited in trust with the Auction Agent a cash amount equal to the redemption payment for the shares of AMPS as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Trust shall default in making the redemption payment), all rights of the Holders of such shares as shareholders of the Trust by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption price in respect thereof and any Additional Dividends, but without interest), and such shares shall no longer be deemed outstanding. The Trust shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such moneys deposited with it and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares so called for redemption shall not claim the redemption payment for his shares within one year after the date of redemption, the Auction Agent shall, upon demand, pay over to the Trust such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Trust for the redemption payment.

     5.  Voting Rights.  (a)  General.  Except as otherwise provided in the
         -------------        -------
Declaration or By-Laws, each Holder of shares of AMPS shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of outstanding Preferred Shares, including AMPS, and of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of outstanding Preferred Shares, including AMPS, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust, to elect two trustees of the Trust. Subject to paragraph 5(b) hereof, the holders of outstanding shares of beneficial interest of the Trust, including the holders of outstanding Preferred Shares, including AMPS, voting as a single class, shall elect the balance of the trustees.

     (b) Right to Elect Majority of Board of Trustees. During any period in
         --------------------------------------------
which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

         (i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of AMPS equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

        (ii) if at any time holders of any other Preferred Shares are entitled to elect a majority of the trustees of the Trust under the 1940 Act.

     Upon the termination of a Voting Period, the voting rights described in this paragraph 5(b) shall cease, subject always, however, to the reverting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 5(b).

        (c) Right to Vote with Respect to Certain Other Matters. So long as any
            ---------------------------------------------------
shares of AMPS are outstanding, the Trust shall not, without the affirmative vote of the holders of a majority of the Preferred Shares Outstanding at the time, voting separately as one class: (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares ranking prior to or on a parity with any series of Preferred Shares with respect to payment of dividends or the distribution of assets on liquidation, or increase the authorized amount of

AMPS or any other Preferred Shares, or (ii) amend, alter or repeal the provisions of the Declaration, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Declaration of holders of shares of AMPS or any other Preferred Shares. To the extent permitted under the 1940 Act, in the event shares of more than one series of AMPS are outstanding, the Trust shall not approve any of the actions set forth in clause (i) or (ii) which adversely affects the contract rights expressly set forth in the Declaration of a Holder of shares of a series of AMPS differently than those of a Holder of shares of any other series of AMPS without the affirmative vote of the holders of at least a majority of the shares of AMPS of each series adversely affected and outstanding at such time (each such adversely affected series voting separately as a class). The Trust shall notify Moody's and S&P ten Business Days prior to any such vote described in clause (i) or (ii). Unless a higher percentage is provided for under the Declaration, the affirmative vote of the holders of a majority of the outstanding Preferred Shares, including AMPS, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under
Section 13(a) of the 1940 Act. The class vote of holders of Preferred Shares, including AMPS, described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and Preferred Shares, including AMPS, voting together as a single class necessary to authorize the action in question.

     (d)  Voting Procedures.
          -----------------

         (i) As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in paragraph 5(b) above, the Trust shall call a special meeting of such holders and instruct the Auction Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Trust does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such Holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of trustees prescribed in paragraph 5(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

         (ii) For purposes of determining any rights of the Holders to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by this Certificate of Designation, by the other provisions of the Declaration, by statute or otherwise, a share of AMPS which is not Outstanding shall not be counted.

         (iii) The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

         (iv) Simultaneously with the expiration of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph 5(b) above shall terminate, the remaining trustees shall constitute the trustee's of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph 5(b) above shall cease, subject to the provisions of the last sentence of paragraph 5(b)(ii).

     (e) Exclusive Remedy. Unless otherwise required by law, the Holders of
         ----------------
shares of AMPS shall not have any rights or preferences other than those specifically set forth herein. The Holders of shares of AMPS shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the shares of AMPS, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this paragraph 5.

     (f) Notification to S&P and Moody's. In the event a vote of Holders of AMPS
         -------------------------------
is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify S&P and Moody's that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify S&P and Moody's of the result of such vote.

        6. 1940 Act AMPS Asset Coverage. The Trust shall maintain, as of the
           ----------------------------
last Business Day of each month in which any share of AMPS is outstanding, the 1940 Act AMPS Asset Coverage.

     7.  AMPS Basic Maintenance Amount.   (a)  The Trust shall maintain, on each
         -----------------------------
Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date,

(i) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount and (ii) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount. Upon any failure to maintain the required Discounted Value, the Trust will use its best efforts to alter the composition of its portfolio to reattain the AMPS Basic Maintenance Amount on or prior to the AMPS Basic Maintenance Cure Date.

     (b) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the AMPS Basic Maintenance Amount, the Trust shall complete and deliver to the Auction Agent, and Moody's and S&P, as the case may be, a complete AMPS Basic Maintenance Report as of the date of such failure, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Auction Agent for delivery on the next Business Day the complete AMPS Basic Maintenance Report. The Trust will deliver an AMPS Basic Maintenance Report to the Auction Agent and Moody's and S&P, as the case may be, on or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures its failure to maintain Moody's Eligible Assets or S&P Eligible Assets, as the case may be, with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amounts or on which the Trust fails to maintain Moody's Eligible Assets or S&P Eligible Assets, as the case may be, with an aggregate Discounted Value which exceeds the AMPS Basic Maintenance Amount by 5% or more. The Trust will also deliver an AMPS Basic Maintenance Report to the Auction Agent, Moody's and S&P as of each Quarterly Valuation Date on or before the third Business Day after such date. Additionally, on or before 5:00 p.m., New York City time, on the third Business Day after the first day of a Special Dividend Period, the Trust will deliver an AMPS Basic Maintenance Report to S&P and the Auction Agent. Whenever the Trust delivers an AMPS Basic Maintenance Report to S&P pursuant to this paragraph 7(b), it shall also deliver a Certificate of Minimum Liquidity to S&P and the Auction Agent. The Trust shall also provide Moody's and S&P with an AMPS Basic Maintenance Report when specifically requested by either Moody's or S&P. A failure by the Trust to deliver an AMPS Basic Maintenance Report under this paragraph 7(b) shall be deemed to be delivery of an AMPS Basic Maintenance Report indicating the Discounted Value for S&P Eligible Assets and Moody's Eligible Assets of the Trust is less than the AMPS Basic Maintenance Amount, as of the relevant Valuation Date.

     (c) Within ten Business Days after the date of delivery of an AMPS Basic Maintenance Report and a Certificate of Minimum Liquidity in accordance with paragraph 7(b) above relating to a Quarterly Valuation Date, the Independent Accountant will confirm in writing to the Auction Agent, S&P and Moody's (i) the mathematical accuracy of the calculations reflected in such Report (and in any other AMPS Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Trust during the quarter ending on such Quarterly Valuation Date) and (with respect to S&P only while S&P is rating the
AMPS) such Certificate, (ii) that, in such Report (and in such randomly selected Report), the Trust correctly determined the assets of the Trust which constitute S&P Eligible Assets or Moody's Eligible Assets, as the case may be, at such Quarterly Valuation Date in accordance with this Certificate of Designation,
(iii) that, in such Report (and in such randomly selected Report), the Trust determined whether the Trust had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly-selected Report) in accordance with this Certificate of Designation, S&P Eligible Assets of an aggregate Discounted Value at least equal to the AMPS

     Basic Maintenance Amount and Moody's Eligible Assets of an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount, (iv) that (with respect to S&P only) in such Certificate, the Trust determined the Minimum Liquidity Level and the Trust's Deposit Securities in accordance with this Certificate of Designation, including maturity or tender date, (v) with respect to the S&P rating on Pennsylvania Municipal Bonds or Municipal Bonds, the issuer name, issue size and coupon rate listed in such Report and (with respect to S&P only) such Certificate, that the Independent Accountant has requested that S&P verify such information and the Independent Accountant shall provide a listing in its letter of any differences, (vi) with respect to the Moody's ratings on Pennsylvania Municipal Bonds or Municipal Bonds, the issuer name, issue size and coupon rate listed in such Report and (with respect to S&P only) such Certificate, that such information has been verified by Moody's (in the event such information is not verified by Moody's, the Independent Accountant will inquire of Moody's what such information is, and provide a listing in its letter of any differences), (vii) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Trust's assets to the Trust for purposes of valuing securities in the Trust's portfolio, the Independent Accountant has traced the price used in such Report and (with respect to S&P only) such Certificate to the bid or mean price listed in such Report and (with respect to S&P only) such Certificate as provided to the Trust and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) and (viii) with respect to such confirmation to Moody's, that the Trust has satisfied the requirements of paragraph 9(b) of this Certificate of Designation (such confirmation is herein called the "Accountant's Confirmation").

     (d) Within ten Business Days after the date of delivery to the Auction Agent, S&P and Moody's of an AMPS Basic Maintenance Report in accordance with paragraph 7(b) above relating to any Valuation Date on which the Trust failed to maintain S&P Eligible Assets with an aggregate Discounted Value and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount, and relating to the AMPS Basic Maintenance Cure Date with respect to such failure, the Independent Accountant will provide to the Auction Agent, S&P and Moody's an Accountant's Confirmation as to such AMPS Basic Maintenance Report.

     (e) If any Accountant's Confirmation delivered pursuant to subparagraph (c) or (d) of this paragraph 7 shows that an error was made in the AMPS Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation as required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets or Moody's Eligible Assets, as the case may be, of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the AMPS Basic Maintenance Report to the Auction Agent, S&P and Moody's promptly following receipt by the Trust of such Accountant's Confirmation.

     (f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the shares of AMPS, the Trust will complete and deliver to S&P and Moody's an AMPS Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Independent Accountant will confirm in writing to S&P and Moody's (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the aggregate Discounted Value of S&P

Eligible Assets and the aggregate Discounted Value of Moody's Eligible Assets reflected thereon equals or exceeds the AMPS Basic Maintenance Amount reflected thereon. Also, on or before 5:00 p.m., New York City time, on the first Business Day after Common Shares are repurchased by the Trust, the Trust will complete and deliver to S&P and Moody's an AMPS Basic Maintenance Report as of the close of business on such date that Common Shares are repurchased.

     (g) For so long as shares of AMPS are rated by Moody's, in managing the Trust's portfolio, the Adviser will not alter the composition of the Trust's portfolio if, in the reasonable belief of the Adviser, the effect of any such alteration would be to cause the Trust to have Moody's Eligible Assets with an aggregate Discounted Value, as of the immediately preceding Valuation Date, less than the AMPS Basic Maintenance Amount as of such Valuation Date; provided, however, that in the event that, as of the immediately preceding Valuation Date, the aggregate Discounted Value of Moody's Eligible Assets exceeded the AMPS Basic Maintenance Amount by five percent or less, the Adviser will not alter the composition of the Trust's portfolio in a manner reasonably expected to reduce the aggregate Discounted Value of Moody's Eligible Assets unless the Trust shall have confirmed that, after giving effect to such alteration, the aggregate Discounted Value of Moody's Eligible Assets would exceed the AMPS Basic Maintenance Amount.

     8. Minimum Liquidity Level. (a) For so long as any shares of AMPS are rated
        -----------------------
by S&P, the Trust shall be required to have, as of each Valuation Date, Dividend Coverage Assets having in the aggregate a Market Value not less than the Dividend Coverage Amount.

     (b) As of each Valuation Date, as long as any shares of AMPS are rated by S&P, the Trust shall determine (i) the Market Value of the Dividend Coverage Assets owned by the Trust as of that Valuation Date, (ii) the Dividend Coverage Amount on that Valuation Date, and (iii) whether the Minimum Liquidity Level is met as of that Valuation Date. The calculations of the Dividend Coverage Assets, the Dividend Coverage Amount and whether the Minimum Liquidity Level is met shall be set forth in a certificate (a "Certificate of Minimum Liquidity") dated as of the Valuation Date. The AMPS Basic Maintenance Report and the Certificate of Minimum Liquidity may be combined in one certificate. The Trust shall cause the Certificate of Minimum Liquidity to be delivered to S&P not later than the close of business on the third Business Day after the Valuation Date applicable to such Certificate pursuant to paragraph 7(b). The Minimum Liquidity Level shall be deemed to be met as of any date of determination if the Trust has timely delivered a Certificate of Minimum Liquidity relating to such date which states that the same has been met and which is not manifestly inaccurate. In the event that a Certificate of Minimum Liquidity is not delivered to S&P when required, the Minimum Liquidity Level shall be deemed not to have been met as of the applicable date.

     (c) If the Minimum Liquidity Level is not met as of any Valuation Date, then the Trust shall purchase or otherwise acquire Dividend Coverage Assets to the extent necessary so that the Minimum Liquidity Level is met as of the fifth Business Day following such Valuation Date. The Trust shall, by such fifth Business Day, provide to S&P a Certificate of Minimum Liquidity setting forth the calculations of the Dividend Coverage Assets and the Dividend Coverage Amount and showing that the Minimum Liquidity Level is met as of such fifth Business Day together with a report of the custodian of the Trust's assets confirming the amount of the Trust's Dividend Coverage Assets as of such fifth Business Day.

     9.  Certain Other Restrictions.
         --------------------------
     (a) For so long as any shares of AMPS are rated by S&P, the Trust will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the ratings then assigned to the shares of AMPS by S&P, except that the Trust may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the "Municipal Index") or United States Treasury Bonds with remaining maturities of ten years or more ("Treasury Bonds") and write, purchase or sell put and call options on such contracts (collectively, "S&P Hedging Transactions"), subject to the following limitations:

         (i) the Trust will not engage in any S&P Hedging Transaction based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trust's taking an opposite position thereto ("Closing Transactions")), which would cause the Trust at the time of such transaction to own or have sold the least of (A) more than 1,000 outstanding futures contracts based on the Municipal Index, (B) outstanding futures contracts based on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Trust's total assets divided by $100,000 or (C) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by
     The Wall Street Journal;
     -----------------------

         (ii) the Trust will not engage in any S&P Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold the lesser of (A) outstanding futures contracts based on Treasury Bonds and on the Municipal Index exceeding in number 25% or the quotient of the Market Value of the Trust's total assets divided by $100,000 or (B) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the 30 days preceding the time of effecting such transaction as reported by The Wall Street
                                                           ---------------
     Journal;
     -------

         (iii) the Trust will engage in Closing Transactions to close out any outstanding futures contract which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (A) the Trust does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount on two consecutive Valuation Dates and (B) the Trust is required to pay Variation Margin on the second such Valuation Date;

         (iv) the Trust will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Trust holds the securities deliverable under such terms; and

         (v) when the Trust writes a futures contract or option thereon, it will either maintain an amount of cash, cash equivalents or short-term, fixed-income securities in a segregated account with the Trust's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust's broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio.

     For purposes of determining whether the Trust has S&P Eligible Assets with a Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the Discounted Value of cash or securities held for the payment of Initial Margin or Variation Margin shall be zero and the aggregate Discounted Value of S&P Eligible Assets shall be reduced by an amount equal to (i) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Trust plus (ii) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Trust.

     (b) For so long as any shares of AMPS are rated by Moody's, the Trust will not buy or sell futures contracts, write, purchase or sell call options on futures contracts or purchase put options on futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the ratings then assigned to the shares of AMPS by Moody's, except that the Trust may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Bonds and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively, "Moody's Hedging Transactions"), subject to the following limitations:

         (i) the Trust will not engage in any Moody's Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (A) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal
                                                       -----------------------
     or (B) outstanding futures contracts based on the Municipal Index having a Market Value exceeding 50% of the Market Value of all Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction);

         (ii) the Trust will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (A) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody's Eligible Assets owned by the Trust and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P, rated AAA by S&P) or (B) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 40% of the aggregate Market Value of all Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P, rated A or AA by S&P) (for purposes of the foregoing clauses
     (i) and (ii), the Trust shall be deemed to own the number of futures contracts that underlie any outstanding options written by the Trust);

         (iii) the Trust will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by The Wall Street Journal is less
                                               -----------------------
than 5,000;

         (iv) the Trust will engage in a Closing Transaction to close out any outstanding futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a futures contract by no later than the first Business Day of the month in which such option expires;

         (v) the Trust will engage in Moody's Hedging Transactions only with respect to futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

         (vi) in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio;

         (vii) the Trust will not engage in options and futures transactions for leveraging or speculative purposes and will not write any call options or sell any futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and

         (viii) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount.

     For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets which the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows: (i) assets subject to call options written by the Trust which are either exchange-traded and "readily reversible" or which expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option written by the Trust; (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) of this sentence shall have no value;
(iii) assets subject to put options written by the Trust shall be valued at the lesser of (A) the exercise price and (B) the Discounted Value of the subject security; (iv) futures contracts shall be valued at the lesser of (A) settlement price and (B) the Discounted Value of the subject security, provided that, if a contract matures within 49 days after the date as of which such valuation is made, where the Trust is the seller the contract may be valued at the settlement price and where the Trust is the buyer the contract may be valued at the Discounted Value of the subject securities and (v) where delivery may be made to the Trust with any security of a class of securities, the Trust shall assume that it will take delivery of the security with the lowest Discounted Value.

     For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody's Eligible Assets held by the Trust: (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Trust is the seller under a futures contract, 10% of the settlement price of the futures contract; (iv) where the Trust is the purchaser under a futures contract, the settlement price of assets purchased under such futures contract; (v) the settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Trust writes call options on a futures contract and does not own the underlying contract.

     (c) For so long as any shares of AMPS are rated by Moody's, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions that are permitted under paragraph 9(b) of these Certificate of Designation), except that the Trust may enter into such contracts to purchase newly-issued securities on the date such securities are issued ("Forward Commitments"), subject to the following limitations:

         (i) the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated P-1, MIG-1 or VMIG-1 by Moody's and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitments to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust's obligations under any Forward Commitment to which it is from time to time a party; and

        (ii) the Trust will not enter into a Forward Commitment unless, after giving effect thereto the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount.

     For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

     (d) For so long as shares of AMPS are rated by S&P or Moody's, the Trust will not, unless it has received written confirmation from S&P and/or Moody's, as the case may be, that such action would not impair the ratings then assigned to shares of AMPS by S&P and/or Moody's, as the case may be, (i) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings shall under any circumstances be limited to the lesser of $10 million and an amount equal to 5% of the Market Value of the Trust's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed), (ii) engage in short sales of securities, (iii) lend any securities, (iv) issue any class or series of stock ranking prior to or on a parity with the AMPS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Trust, (v) reissue any AMPS previously purchased or redeemed by the Trust, (vi) merge or consolidate into or with any other entity,
(vii) change the Pricing Service or (viii) engage in reverse repurchase agreements.

     10. Notice. All notices or communications, unless otherwise specified in
         ------
the By-Laws of the Trust or this Certificate of Designation, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

     11. Auction Procedures. (a) Certain definitions. As used in this paragraph
         ------------------
11, the following terms shall have the following meanings, unless the context otherwise requires:

         (i) "AMPS" shall mean the shares of AMPS being auctioned pursuant to this paragraph 11.

         (ii) "Auction Date" shall mean the first Business Day preceding the first day of a Dividend Period.

         (iii)"Available AMPS" shall have the meaning specified in paragraph 11(d)(i) below.

         (iv) "Bid" shall have the meaning specified in paragraph 11(b)(i) below.

         (v) "Bidder" shall have the meaning specified in paragraph 11(b)(i) below.

         (vi) "Hold Order" shall have the meaning specified in paragraph 11(b)(i) below.

         (vii) "Maximum Applicable Rate" for any Dividend Period will be the Applicable Percentage of the Reference Rate. The Applicable Percentage will be determined based on (i) the lower of the credit rating or ratings assigned on such date to such shares by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) and (ii) whether the Trust has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other taxable income will be included in such dividend on shares of AMPS as follows:

                                          Applicable            Applicable
              Credit Ratings             Percentage of         Percentage of
------------------------------------    Reference Rate -      Reference Rate -
      Moody's                  S&P      No Notification       Notification
---------------------   ------------  --------------------  ------------------

"aa3" or higher         AA- or higher       110%                  150%
"a3" to "a1"            A- to A+            125%                  160%
"baa3" to "baa1"        BBB- to BBB+        150%                  250%
Below "baa3"            Below BBB-          200%                  275%

     The Trust shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for the AMPS. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and successors, after consultation with the Trust, shall select a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations to act as a Substitute Rating Agency or Substitute Rating Agencies, as the case may be.

         (viii) "Order" shall have the meaning specified in paragraph 11(b)(i) below.

         (ix) "Sell Order" shall have the meaning specified in paragraph 11(b)(i) below.

         (x) "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all orders obtained by it for the Auction to be conducted on such Auction Date.

         (xi) "Submitted Bid" shall have the meaning specified in paragraph 11(d)(i) below.

         (xii) "Submitted Hold Order" shall have the meaning specified in paragraph 11(d)(i) below.

         (xiii) "Submitted Order" shall have the meaning specified in paragraph 11(d)(i) below.

         (xiv) "Submitted Sell Order" shall have the meaning specified in paragraph 11(d)(i) below.

         (xv) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 11(d)(i) below.

         (xvi) "Winning Bid Rate" shall have the meaning specified in paragraph 11(d)(i) below.

     (b)  Orders by Existing Holders and Potential Holders.
          ------------------------------------------------
         (i)  On or prior to the Submission Deadline on each Auction Date:

         (A) each Existing Holder may submit to a Broker-Dealer information as to:
             (1) the number of Outstanding shares, if any, of AMPS held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

             (2) the number of Outstanding shares, if any, of AMPS held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

             (3) the number of Outstanding shares, if any, of AMPS held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

         (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of Outstanding shares, if any, of AMPS which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

     For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this paragraph 11(b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph 11(b)(i) is hereinafter referred to as a "Hold Order"; an order containing the information referred to in clause (A)(2) or (B) of this paragraph 11(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 11(b)(i) is hereinafter referred to as a "Sell Order".

         (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

              (1) the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

              (2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 11(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

              (3) a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 11(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

         (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

              (1) the number of Outstanding shares of AMPS specified in such Sell Order; or

              (2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 11(e)(ii)(C) if Sufficient Clearing Bids do not exist.

         (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

              (1) the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

              (2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 11(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

     (c)  Submission of Orders by Broker-Dealers to Auction Agent.
          -------------------------------------------------------

         (i) Each Broker-Dealer shall submit in writing or through the Auction Agent's Auction Processing System to the Auction Agent prior to the Submission Deadline on each Auction Date all orders obtained by such Broker-Dealer and specifying with respect to each Order:

         (A)  the name of the Bidder placing such Order;

         (B) the aggregate number of Outstanding shares of AMPS that are the subject of such Order;

         (C)  to the extent that such Bidder is an Existing Holder:

              (1) the number of Outstanding shares, if any, of AMPS subject to any Hold Order placed by such Existing Holder;

              (2) the number of Outstanding shares, if any, of AMPS subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

              (3) the number of Outstanding shares, if any, of AMPS subject to any Sell Order placed by such Existing Holder; and

         (D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.

         (ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

         (iii) If an Order or Orders covering all of the Outstanding shares of AMPS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order (in the case of an Auction relating to a Dividend Period which is not a Special Dividend Period) and a Sell Order (in the case of an Auction relating to a Special Dividend Period) to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of AMPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

         (iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding shares of AMPS held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:

         (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of AMPS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of AMPS subject to such Hold Orders exceeds the number of Outstanding shares of AMPS held by such Existing Holder, the number of shares of AMPS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding shares of AMPS held by such Existing Holder;

         (B) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to any Hold Order referred to in paragraph 11(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of paragraph 11(c)(iv)(A) above and of the foregoing portion of this paragraph 11(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this paragraph 11(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

         (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to Hold orders referred to in paragraph 11(c)(iv)(A) and Bids referred to in paragraph 11(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of AMPS subject to such Sell Orders is greater than such excess, the number of shares of AMPS subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of shares of AMPS equal to such excess.

         (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of shares of AMPS therein specified.

     (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and
         ---------------------------------------------------------------
Applicable Rate.
---------------

         (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:

         (A) the excess of the total number of Outstanding shares of AMPS over the number of Outstanding shares of AMPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available AMPS");

         (B) from the Submitted Orders whether the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

              (1) the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

              (2) the number of Outstanding shares of AMPS that are subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding shares of AMPS in clauses (1) and (2) above are each zero because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

         (C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:

              (1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the shares of AMPS that are the subject of such Submitted Bids, and

              (2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the shares of AMPS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available AMPS.

         (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph 11(d)(i), the Auction Agent shall advise the Trust of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

         (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

         (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

         (C) if all of the Outstanding shares of AMPS are the subject of Submitted Hold orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 59% of the Reference Rate (or 90% of such rate if the Trust has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other taxable income will be included in such dividend on shares of AMPS) on the date of the Auction.

     (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to paragraph 11(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

         (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 11(e)(iii) and paragraph 11(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

         (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of AMPS that are the subject of such Submitted Sell Order or Submitted Bid;

         (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;

         (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

         (D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid, unless the number of Outstanding shares of AMPS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of AMPS ("Remaining Shares") equal to the excess of the Available AMPS over the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 11(e)(i)(B) and paragraph 11(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of AMPS, but only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid and
     (2) the number of shares of AMPS obtained by multiplying (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the numbers of Outstanding shares of AMPS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum, equal to the Winning Bid Rate; and

         (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 11(e)(i)(B), paragraph 11(e)(i)(C) and paragraph 11(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of AMPS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

         (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of AMPS are subject to Submitted Hold Orders), subject to the provisions of paragraph 11(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

         (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;

         (B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of AMPS that are the subject of such Submitted Bid; and

         (C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the aggregate number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 11(e)(ii)(A) and paragraph 11(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of AMPS subject to all such Submitted Bids and Submitted Sell Orders.

         (iii) If, as a result of the procedures described in paragraph 11(e)(i) or paragraph 11(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of AMPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding share of AMPS purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of AMPS.

         (iv) If, as a result of the procedures described in paragraph 11(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of AMPS for purchase among Potential Holders so that only whole shares of AMPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of AMPS on such Auction Date.

         (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of AMPS to be purchased and the aggregate number of the Outstanding shares of AMPS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of AMPS.

         (f) Miscellaneous. The Board of Trustees may interpret the provisions
             -------------
of this paragraph 11 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Existing Holders of AMPS. An Existing Holder (A) may sell, transfer or otherwise dispose of shares of

AMPS only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 11 or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Auction Agent, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (B) except as otherwise required by law, shall have the ownership of the shares of AMPS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Trust nor any affiliate shall submit an Order in any Auction. Any Existing Holder that is an Affiliate shall not sell, transfer or otherwise dispose of shares of AMPS to any Person other than the Trust. All of the Outstanding shares of AMPS shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Trust's option and upon its receipt of such documents as it deems appropriate, any shares of AMPS may be registered in the Stock Register in the name of the Existing Holder thereof and such Existing Holder thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

     12. Securities Depository; Share Certificates. (a) If there is a Securities
         -----------------------------------------
Depository, one certificate for all of the shares of AMPS shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Additional certificates may be issued as necessary to represent shares of AMPS. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of shares of AMPS of a series contained in this Certificate of Designation and each

Purchaser's Letter. Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to the Auction Agent for the shares of AMPS. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Existing Holder shall receive certificates representing its ownership interest in such shares.

     (b) If the Applicable Rate applicable to all shares of AMPS shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 12(a)) registered in the names of the Existing Holders or their nominees and rescind the stop-transfer instructions referred to in paragraph 12(a) with respect to such shares.

     13.  Personal Liability.  The Declaration of Trust establishing MuniYield
          ------------------
Pennsylvania Fund, dated August 26, 1992, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "MuniYield Pennsylvania Fund" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property" only shall be liable.

The Reference Portfolio will, taken as a whole, have the following attributes:

  Weighted Average Moody's Rating: At least Baa3
  Maximum aggregate Reference Security
      Notional Amount: U.S.$1,000,000,000
  Maximum share of aggregate Reference Security
      Notional Amount
          (i) attributable to any single arranger or
          (ii) originally issued within any three-month period: 33%

Each Reference Security must also (a) have a legal final maturity no later than * 2012, (b) have been arranged by a different arranger than that of each other Reference Security and (c) not, on the day of designation as part of the Reference Portfolio, be in default (however defined in the relevant governing documentation) or be on watch for downgrade as to its rating by Moody's.

The Reference Portfolio will further be divided into two parts or groups ("Group I and "Group II" and each a "Group").

Group I (or each Reference Security in Group I, as appropriate) will have the following attributes:

  Moody's Rating: Aaa
  Share of aggregate Reference Security
      Notional Amount on and after
      . 2000: At least 70%
  Minimum number of Reference Securities: 20
  Maximum Reference Security
      Notional Amount: U.S.$40,000,000
  Maximum number of Insured Securities: 4
    (of which two may be insured by the same bond
      insurer)
  Maximum number of EMGI Securities: 5

  where:

  "Insured Securities" means Reference Securities whose Aaa Mood's ratings are based on bond insurance;

  "EMGI Securities" means Reference Securities having more than 35 per cent. of their underlying credit exposure to loans or securities having ultimate obligors in Emerging Market Countries;

  and "Emerging Market Countries" means countries that are [not members of the Organisation for Economic Cooperation and Development].

Group II (or each Reference Security in Group II, as appropriate) will have the following attributes:

  Weighted Average Moody's Rating: Baa2
  Share of aggregate Reference Security
    Notional Amount on and after
    . 2000: 30% or less
  Minimum number of Reference Securities: 15
  Maximum Reference Security Notional Amount:
    U.S. $25,000,000
  Maximum number of EMGII Securities: 33% of
    Group II
    number of Reference Securities

  where:

  "EMGII Securities" means Reference Securities having more than 0 per cent. and 7 per cent. or less of their underlying credit exposure to loans or securities having ultimate obligors in Emerging Market Countries; and "Emerging Market Countries" has the meaning given with respect to Group I; provided, that no Reference Security in Group II may have any underlying credit exposure to such loans or securities unless such Reference Security is an EMGII Security.

  and "Emerging Market Countries" means countries that are [not members of the Organisation for Economic Cooperation and Development].

Group II (or each Reference Security in Group II, as appropriate) will have the following attributes:

  Weighted Average Moody's Rating: Baa2
  Share of aggregate Reference Security
    Notional Amount on and after
    . 2000: 30% or less
  Minimum number of Reference Securities: 15
  Maximum Reference Security Notional Amount:
    U.S. $25,000,000
  Maximum number of EMGII Securities: 33% of
    Group II
    number of Reference Securities

  where:

  "EMGII Securities" means Reference Securities having more than 0 per cent. and 7 per cent. or less of their underlying credit exposure to loans or securities having ultimate obligors in Emerging Market Countries; and "Emerging Market Countries" has the meaning given with respect to Group I; provided, that no Reference Security in Group II may have any underlying credit exposure to such loans or securities unless such Reference Security is an EMGII Security.

                                        2